UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

____________________

Date of Report (Date of earliest event reported): November 30, 2012

The Savannah Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Georgia	0-18560	58-1861820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Bull Street, Savannah, Georgia 31401
(Address of principal executive offices) (Zip Code)

(912) 629-6486
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Savannah Bancorp, Inc., a Georgia corporation (the “Company”), held a special meeting (the “Special Meeting”) of the Company’s shareholders on November 30, 2012.  At the Special Meeting, the Company’s shareholders voted to approve the Agreement and Plan of Merger, dated as of August 7, 2012, by and between the Company and SCBT Financial Corporation (“SCBT”), which provides for the merger of the Company with and into SCBT. The shareholders of the Company also voted to approve the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement. The special meeting was not adjourned. In addition, the shareholders of the Company voted to approve the proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of the Company will or may receive in connection with the merger pursuant to existing agreements or arrangements with the Company.  As of October 24, 2012, the record date, the Company had 7,199,237 shares of common stock outstanding.  The final voting results for each proposal are set forth below:

Proposal 1: Approve the Agreement and Plan of Merger

For	Against	Abstentions
5,368,064	39,983	16,633

Proposal 2: Approve Adjournment of the Special Meeting

For	Against	Abstentions
5,267,488	136,180	21,012

Proposal 3: Approve, on an Advisory (Non-Binding) Basis, Executive Compensation

For	Against	Abstentions
5,019,396	355,730	49,554

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SAVANNAH BANCORP, INC.

By: /s/ Michael W. Harden, Jr.
Michael W. Harden, Jr.
Chief Financial Officer

Date: December 4, 2012

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